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                                 TRUST AGREEMENT


                                      AMONG


                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                    AMRESCO RESIDENTIAL MORTGAGE CORPORATION


                                   DEPOSITORS


                                       AND


                                 ---------------


                                  OWNER TRUSTEE


                          DATED AS OF __________, 199__




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



         TRUST AGREEMENT, dated as of _______________, 199__, among AMRESCO RESIDENTIAL MORTGAGE CORPORATION, a Delaware corporation and AMRESCO RESIDENTIAL SECURITIES CORPORATION, a Delaware corporation (collectively, the "Depositors"), and ______________, a ___________________, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee").

         The Depositors and the Owner Trustee hereby agree as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned them in Article I to the Pooling and Servicing Agreement of even date herewith, among the Depositors, the Servicers, and the Trust formed under this Agreement. All references herein to "the Agreement" or "this Agreement" are to the Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

                                   ARTICLE II

                                  ORGANIZATION

         SECTION 2.1 Name. The Trust created hereby shall be known as "AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

         SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at its Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositors.

         SECTION 2.3 Purpose and Powers. (a) The purpose of the Trust is to engage in the following activities:

                         (i) to accept the transfer of, manage and hold or, pursuant to the Pooling and Servicing Agreement, cause the Servicer to manage, the Mortgage Loans;

                        (ii) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell pursuant to the Underwriting Agreement dated __________________, 199__ among the Trust, the Depositors, ______________ and ___________ (hereinafter the "Underwriting Agreement"), register the transfer of or exchange the Notes and the Certificates;

                       (iii) to acquire certain property and assets from the Depositors pursuant to the Pooling and Servicing Agreement, to make payments to the Noteholders and the



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         Certificateholders   and  to  pay  the  organizational,   start-up  and
         transactional expenses of the Trust;

                        (iv) to assign, grant, transfer, pledge, mortgage and convey the Collateral pursuant to the terms of the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Agreement and the Pooling and Servicing Agreement any portion of the assets of the Trust released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                         (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party and the Underwriting Agreement;

                        (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                       (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the assets of the Trust and the making of distributions to the Certificateholders and the Noteholders.

         The Trust is hereby authorized to engage in the foregoing activities and shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         SECTION 2.4 Appointment of Owner Trustee. The Depositors hereby appoint the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. The Owner Trustee hereby accepts its appointment subject to the terms and conditions hereof.

         SECTION 2.5 Initial Capital Contribution of Assets of the Trust. Each of the Depositors hereby transfers to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositors, as of the date hereof, of the foregoing contributions which shall constitute the initial assets of the Trust and shall be deposited in the Certificate Distribution Account. The Depositors shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the assets of the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. The Owner Trustee has, pursuant to authority in the Organizational Trust Agreement, filed the Certificate of Trust. The Trust shall constitute a business trust under the Business Trust Statute and this Agreement shall constitute the governing instrument of such business trust. Solely for United States Federal and state income tax purposes, the Depositors' contribution of $2 in the aggregate to the Trust in exchange for interests in the trust and the relations created by the arrangements between the Trust, the Servicer and the Depositors, is


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intended to constitute the formation of a partnership whose initial partners are the Depositors. The sale by the Depositors of Class B-1 Certificates is intended to effect a termination of that partnership under Code Section 708 and the creation of a new tax partnership (the "Tax Partnership") whose partners are the Class B-1 Certificateholders and the Class B-2 Certificateholders. The Tax Partnership shall be governed as set forth in the Tax Partnership Agreement attached hereto as Annex A.

         SECTION 2.7  Liability of the Depositors and the Certificateholders.
                      ------------------------------------------------------

                  (a) The  Depositors  shall be  jointly  and  severally  liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses (as defined in Section 6.9(b)), to the extent not paid out of the assets of the Trust) to the extent that the Depositors would be liable if the Trust were a partnership under the Uniform Limited Partnership Act in which the Depositors were general partners; provided, however, that the Depositors shall not be liable for (i) any losses incurred by a Certificateholder or a Certificate Owner in its capacity as an investor in the Certificates or by a Noteholder in its capacity as an investor in the Notes or (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Certificateholders, the Certificate Owners, the Noteholders, the Owner Trustee or the Indenture Trustee (including any liabilities, costs or expenses with respect thereto) with respect to the Mortgage Loans not specifically indemnified against or represented to hereunder. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositors shall not be liable shall be deemed third party beneficiaries of this subsection 2.7(a). The obligations of the Depositors under this subsection 2.7(a) shall be evidenced by the Class B-2 Certificates.

                  (b) No Certificate Owner or Certificateholder other than to the extent set forth in subsection 2.7(a) with respect to the Depositors, shall have any personal liability for any liability or obligation of the Trust.

                  (c) If, at any time, subsequent to the formation of the Trust, the income tax regulations under Section 7701 of the Code are amended in a manner that permits an election to be made to treat the Trust as, or automatically characterizes the Trust as, a partnership for federal income tax purposes and any required election is made, the provisions of Section 2.7(a) with reference to any liability of the Depositors shall, to the extent legally permitted, terminate and have no further effect.

         SECTION 2.8. Title to Trust Property. Legal title to all of the assets of the Trust shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the assets of the Trust to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.


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         SECTION 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner-Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware of New York. The only office of the Trust shall be the Corporate Trust Office in Delaware.

         SECTION 2.10 Representations and Warranties of the Depositors. Each Depositor hereby represents and warrants to the Owner Trustee that:

                  (a) Such Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire and own the Mortgage Loans.

                  (b) Such Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                  (c) Such Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, such Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Trust, and such Depositor has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by such Depositor by all necessary corporate action.

                  (d) The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of such Depositor, or any indenture, agreement or other instrument to which such Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents) or violate any law or, to the best of such Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Depositor or any of its properties.





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         SECTION 2.11 Pledge by Class B-2 Certificateholders of Spread Account.
                      --------------------------------------------------------

                  (a) Each Class B-2 Certificateholder, by accepting a Class B-2 Certificate, acknowledges that it has pledged all of its rights, title and interest in and to the Spread Account to the Indenture Trustee, for the benefit of the Noteholders and the Class B-1 Certificateholders and as security for certain of the Trust's obligations under the Basic Documents, as set forth in Section 5.09(e) of the Pooling and Servicing Agreement. The pledge contained herein shall be binding upon each Class B-2 Certificateholder, and its successors and assigns.

                  (b) Each of the Class B-2 Certificateholders, by accepting a Class B-2 Certificate, agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement), as may be determined by the Indenture Trustee or the Insurer, in order to perfect the interests created by this Section 2.11 and otherwise fully to effectuate the purposes, terms and conditions of this Section 2.11. In furtherance of this, the Class B-2 Certificateholders shall promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all other acts as the Indenture Trustee or the Insurer may deem necessary in order to perfect or to maintain the perfection of the Indenture Trustee's security interest in the Spread Account.

                                   ARTICLE III

                                THE CERTIFICATES

         SECTION 3.1 Initial Certificate Ownership. Upon the formation of the Trust by the contribution by the Depositors pursuant to Section 2.5 the Depositors shall be the initial beneficiaries of the Trust. Upon the execution and the initial delivery of Certificates pursuant to Section 3.3 below, the Depositors shall be the only Certificateholders.

         SECTION 3.2                Form of the Certificates.
                                    ------------------------

                  (a) The Class B-1  Certificates and the Class B-2 Certificates
         shall be substantially in the form set forth in Exhibits A-1 and A-2, respectively, and the Class B-1 Certificates shall be issued in minimum denominations of $1,000 and in integral multiples thereof. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized signatory of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.




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                  (b) The Definitive Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the authorized signatory of the Owner Trustee or the Owner Trustee's authenticating agent executing such Certificates, as evidenced by their execution of such Certificates.

                  (c) The terms of the Certificates set forth in Exhibits A-1 and A-2 shall form part of this Agreement.

         SECTION 3.3 Execution, Authentication and Delivery. Concurrently with the transfer of the Mortgage Loans to the Trust pursuant to the Pooling and Servicing Agreement, the Owner Trustee shall execute, or cause its authenticating agent to execute, (i) the Class B-1 Certificates in an aggregate principal amount equal to the original Class B-1 Principal Balance and (ii) the Class B-2 Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of each Depositor (with each Depositor receiving a pro rata amount of such Certificates based on the aggregate Principal Balance of its respective Mortgage Loans transferred to the Trust), signed by a Responsible Officer of each of the Depositors, without further corporate action by the Depositors, in Authorized Denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee or Chemical Bank; as the Owner Trustee's authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 3.4  Registration; Registration of Transfer and Exchange
                      ---------------------------------------------------
                      of Certificates.
                      ----------------

                  (a) The Certificate Registrar shall cause to be kept at its office or agency in New York, New York, or at its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar. Chemical Bank shall be the initial Certificate Registrar.

                  (b) The Class B-2 Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933
         Act"), or any state securities laws or "Blue Sky" laws. No transfer, sale, pledge or other disposition of any Class B-2 Certificate shall be made unless such disposition is made pursuant to the proviso set forth in Section 3.10.

         None of the Servicer, the Representative, the Depositors, the Certificate Registrar nor the Owner Trustee is obligated under this Agreement to register the Class B-2 Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer or registration of transfer of Class B-2 Certificates without such registration or qualification. Any such Class B-2 Certificateholder desiring to effect such


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

transfer shall, and does hereby agree to, promptly reimburse the Owner Trustee, the Representative, each Depositor, the Certificate Registrar and the Servicer for costs and expenses incurred in connection with any liability that results if the transfer is not so exempt or it not made in accordance with such applicable federal and state laws.

         In addition to the restrictions set forth in Section 9.11, none of the Trust, the Servicer, the Representative, any Depositor, the Administrator, any Originator or any Subservicer shall be a Class B-1 Certificateholder; provided, however, that the Depositors may hold Class B-1 Certificates upon receipt thereof until such Class B-1 Certificates are sold pursuant to the Underwriting Agreement. Any attempted or purported transfer in violation of the preceding sentence shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class B-1 Certificate in violation of such sentence, then the last preceding Holder shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Certificate. The Owner Trustee shall notify the Servicer of any transfer in violation of that paragraph upon receipt of written notice thereof. None of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be liable to any Person for any registration of transfer of a Class B-1 Certificate not permitted by this paragraph or for making any payments due on such Class B-1 Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered without such receipt. The Owner Trustee shall be entitled, but not obligated, to recover from any Holder of a Class B-1 Certificate that was in fact not a permitted Holder under this paragraph, all payments made on such Class B-1 Certificate at and after such time. Any such payments so recovered by the Owner Trustee shall be paid and delivered by the Owner Trustee to the last preceding Holder of such Class B-1 Certificate.

         Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office or agency of the Owner Trustee maintained pursuant to Section 3.8, the Owner Trustee shall execute, and the Owner Trustee or its authenticating agent shall authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Owner Trustee or such authenticating agent.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Owner Trustee or its Authenticating Agent shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be marked "canceled" by the Owner Trustee.


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


         SECTION 3.5      Mutilated; Destroyed; Lost or Stolen Certificates.
                          -------------------------------------------------

                  (a) If (i) any mutilated  Certificate  is  surrendered  to the
         Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee or the Owner Trustee's Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of a like class and an aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

                  (b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to subsection 3.5(a), a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

                  (c)  In  connection  with  the  issuance  of  any  replacement
         Certificate under this Section 3.5, the Owner Trustee or the Certificate Registrar may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

                  (d) Any duplicate  Certificate issued pursuant to this Section
         3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

                  (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         SECTION 3.6 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate shall be registered in the Certificate Registrar as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

         SECTION 3.7 Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Insurer, the Servicer and the Depositors, within 15 days after receipt by the Certificate Registrar of a request therefor from the Insurer, the Servicer or either Depositor in writing, a list, in such form as the Insurer, the Servicer or such Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Insurer, the Servicer, the Depositors, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which information was derived.

         SECTION 3.8 Maintenance of Office For Surrenders. The Owner Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the offices of ___________, _______________, New York, New York ____ ______________, as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Depositors and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.9 Appointment of Paying Agent. The paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee and the Servicer. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be ______________, and any co-paying agent chosen by ______________, and acceptable to the Owner Trustee. ______________ shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee and the Insurer. If ____________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Insurer and the Rating Agencies). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Article VI shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10 Restriction on Transfers by Class B-2 Certificateholders. The Class B-2 Certificateholders shall not sell, transfer, assign or dispose of all or any portion of the Class B-2 Certificates; provided, that each of the Class B-2 Certificateholders may, within ten Business Days of the Closing Date, make a one-time transfer to the other or to a wholly-owned subsidiary of such Class B-2 Certificateholder; provided that each Depositor shall retain at least two percent of their original holdings in the Class B-2 Certificates and that in the aggregate, the Depositors shall retain at least half of their original holdings in the Class B-2 Certificates; and provided further, if the transferee is a wholly-owned subsidiary, the transferee shall obtain no rights as a result of the transfer other than rights to distributions and tax allocations. Upon completion of such transfer, the Depositors shall certify to the Owner Trustee as to compliance with this Section 3.10.

         SECTION 3.11 Book-Entry Certificates. The Class B-1 Certificates, upon original issuance, shall be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to the Depository. Such Class B-1 Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Depository and no Certificate Owner of a Class B-1 Certificate or Certificates shall receive a definitive Class B-1 Certificate representing such Certificate Owner's interest in such Class B-1 Certificate, except as provided in Section 3.13. Unless and until definitive fully registered Class B-1 Certificates (the "Definitive Certificates") shall have been issued to Certificate Owners pursuant to Section 3.13:

                  (a) the provisions of this Section 3.11 shall be in full force and effect;

                  (b) the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Class B-1 Certificates, and shall have no obligation to the Certificate Owners with respect thereto;

                  (c) to the extent that the provisions of this Section 3.11 conflict with any other provisions of this Agreement, the provisions of this Section 3.11 shall control;

                  (d) the rights of the Certificate Owners with respect to the Class B-1 Certificate or Certificates shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository participants. Pursuant to the Certificate Depository Agreement in the form attached as Exhibit C, unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Class B-1 Certificates to such Depository Participants;

                  (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders to Certificates evidencing a specified aggregate Percentage Interest, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Depository Participants owning or representing, respectively, such required aggregate Percentage Interest of Class B-1 Certificates (taking into account the proviso contained in the definition of Certificateholder) and has delivered such instructions to the Owner Trustee;

provided, however, that the provision of this Section 3.11 shall not be applicable in respect of Class B-1 Certificates issued to the Depositors. The Depositors or the Owner Trustee may set a record date for the purpose of determining the identity of Holders of Class B-1 Certificates entitled to vote or to consent to any action by vote as provided in this Agreement.

         SECTION 3.12 Notices to Depository. Whenever a notice or other communication to the Class B-1 Certificateholders is required under this Agreement, the Indenture or the Pooling and Servicing Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Class B-1 Certificateholders to the Depository and shall have no further obligation to the Certificate Owners of the Class B-1 Certificates.

         SECTION 3.13 Definitive Certificates. (a) The Class B-2 Certificates shall be issued in the form of Definitive Certificates and (b) with respect to the Class B-1 Certificates, if (i) the Administrator advises the Owner Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Class B-1 Certificates, and the Administrator is unable to locate a qualified successor; (ii) the Administrator at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Depository; or (iii) after the occurrence of Servicer Default under the Pooling and Servicing Agreement, a Majority in Voting Interest of the Class B-1 Certificates advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners of the Class B-1 Certificates, then the Depository shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Depository, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Depository. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

         SECTION 3.14 Appointment of Authenticating Agent. At any time when any of the Certificates remain outstanding the Owner Trustee may appoint an authenticating agent or agents with respect to the Certificates which shall be authorized to act on behalf of the Owner Trustee to authenticate Certificates issued upon original issuance, exchange or registration of transfer. The Owner Trustee may revoke such power and remove any authenticating agent at any time. ______________ shall initially be an authenticating agent hereunder.

         If any authenticating agent is appointed hereunder, the Certificates may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                               ___________, not in
                           its individual capacity but
                             solely as Owner Trustee


                        By:_____________________________
                             As Authenticating Agent


                        By:_____________________________
                              Authorized Signatory


                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

         SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders and the Insurer in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Majority in Voting Interest of the Class B-1 Certificateholders or the Insurer shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders or the Insurer have withheld consent or provided alternative direction:

                  (a) the initiation of any claim or lawsuit by the Trust or the Compromise of any action, claim or lawsuit brought by or against the Trust;

                  (b) the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B; provided, however, that the Owner Trustee may, without consent of any Certificateholder or the Insurer, amend the Certificate of Trust to the extent it is required to do so under the Business Trust Statute;

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

                  (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

                  (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Paying Agent, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture of this Agreement, as applicable.

         SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Majority in Voting Interest of the Class B-1 Certificates (with the written consent of the Insurer) or the Insurer, to (a) remove the Administrator under the Administration Agreement pursuant to Section 10 thereof,
(b)   appoint  a  successor   Administrator   pursuant  to  Section  10  of  the
Administration Agreement, (c) remove the Servicer under the Pooling and Servicing Agreement pursuant to Section 9.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Mortgage Loans or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Majority in Voting Interest of the Class B-1 Certificates (with the written consent of the Insurer) or the Insurer.

         SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Class B-1 Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.5 Majority Control. Except as expressly provided herein any action that may be taken or consent that may be given or withheld by the Class B-1 Certificateholders under this Agreement or the Pooling and Servicing Agreement may be taken, given or withheld by not less than a Majority in Voting Interest of Class B-1 Certificates. Except as expressly provided herein, any written notice of the Class B-1 Certificateholders delivered pursuant to this agreement shall be effective if signed by a Majority in Voting Interest of Class B-1 Certificates.

                                    ARTICLE V

               APPLICATION OF ASSETS OF THE TRUST; CERTAIN DUTIES

         SECTION 5.1       Establishment of Certificate Distribution Account.
                           -------------------------------------------------

                  (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Account known as the "AMRESCO Residential
         Securities Corporation Mortgage Loan Trust 199__-__ Certificate Distribution Account" (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                  (b) The Owner Trustee (and the Insurer as subrogee) on behalf of the Trust shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the Pooling and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Administrator on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Insurer may consent) notify the Insurer, establish a new Certificate Distribution Account as an Eligible Account and transfer any cash and/or any investments to such new Certificate Distribution Account.

         SECTION 5.2       Application of Funds.
                           --------------------

                  (a) On each Payment Date, the Owner Trustee shall, based upon the information contained in the Remittance Report delivered on the related Determination Date pursuant to Section 5.07 of the Pooling and Servicing Agreement, distribute:

                           (i) to the Class B-1 Certificateholders,  all amounts
                  deposited into the Certificate Distribution Account on or before such Payment Date (and not previously distributed to the Class B-1 Certificateholders) constituting the Class B-1 Remittance amount; and

                           (ii) to the Class B-2 Certificateholders, all amounts
                  deposited into the Certificate Distribution Account on or before such Payment Date (and not previously distributed to the Class B-2 Certificateholders) pursuant to Sections 5.05(d)
                  (viii) and 5.09(b) (v) and (vii) of the Pooling and Servicing Agreement.

                  (b) If the Owner Trustee on any Determination Date receives written notice from the Indenture pursuant to Section 5.05(e) of the Pooling and Servicing Agreement that a Special Remittance shall occur on the following Monthly Deposit Date (which shall be a "Special Remittance Date"), notice of such remittance shall be given by the Owner Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Special Remittance Date (or on the related Determination Date, if later) to each Class B-1 Certificateholder of record on the related Special Record Date at such Class B-1 Certificateholder's address appearing in the Certificate Register. Each such notice by the Indenture Trustee to the Owner Trustee and by the Owner Trustee to the Class B-1 Certificateholders shall set forth: (i) the applicable Special Remittance Date; and (ii) the Special Remittance Amount and the Special Remittance Amount per $1,000 original denomination of Class B-1 Certificates.

         Notice of such Special Remittance shall be given by the Owner Trustee at the expense of the Administrator. Failure to give notice of any Special Remittance, or any defect therein, to any Class B-1 Certificateholder shall not impair or affect the validity of such Special Remittance.

                  (c) On each Special Remittance Date, the Owner Trustee shall, based upon the information contained in the notice given to the Owner Trustee by the Indenture Trustee pursuant to Section 5.2(b), distribute to the Class B-1 Certificateholders all amounts deposited into the Certificate Distribution Account constituting the Special Remittance
         Amount on or before such Special Payment Date pursuant to Section 5.05(e) (ii) of the Pooling and Servicing Agreement.

                  (d) On each Payment Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Indenture Trustee pursuant to Section 5.07 of the Pooling and Servicing Agreement with respect to such Payment Date.

                  (e) If the Indenture Trustee holds escheated funds for payment to the Trust pursuant to Section 3.3(e) of the Indenture, the Administrator shall, upon notice from the Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuer Order to the Indenture Trustee pursuant to Section 3.3(e) of the Indenture instructing the Indenture Trustee to pay such funds to or at the order of the Depositors.

         SECTION 5.3 Method of Payment. Subject to subsection 7.1(c), distributions required to be made to Class B-1 Certificateholders on any Payment Date or Special Payment Date shall be made to each Class B-1 Certificateholder of record on the immediately preceding Record Date or Special Record Date, as the case may be, either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date or Special Record Date, as the case may be, and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Such distributions will be made on a pro rata basis among such Class B-1 Certificateholders based on the Percentage Interest represented by their respective Class B-1 Certificates. Subject to subsection 7.1(c), distributions required to be made to the Class B-2 Certificateholders on any Payment Date shall be made to each Class B-2
Certificateholder or record on the immediately preceding Record Date by wire transfer, in immediately available funds, to the account of each such Holder at a bank or other entity having appropriate facilities thereof. Such distributions will be made on a pro rata basis among such Class B-2 Certificateholders based on the Percentage Interest represented by their respective Class B-2 Certificates.

                                   ARTICLE VI

                                THE OWNER TRUSTEE

         SECTION 6.1       Duties of Owner Trustee.
                           -----------------------

                  (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement against the Owner Trustee.

                  (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

                  (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

                  (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or wilful misconduct, except that:

                           (i) this subsection 6.1(d) shall not limit the effect of subsection 6.1(a) or (b);

                           (ii) the Owner  Trustee  shall not be liable  for any
                  error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the  Owner  Trustee  shall  not be liable  with
                  respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                  Section 4.1, 4.2 or 6.4.

                  (e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Pooling and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                  (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or
         (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal, state or local income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1.

         SECTION 6.2 Additional Duties of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which it or the Trust is a party, each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which it or the Trust is to be a party and the Underwriting Agreement, in each case in such form as the Depositors shall approve as evidenced conclusively by the Owner Trustee's or the Depositors' execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents and the Underwriting Agreement.

         SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created Chemical Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the assets of the Trust for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the assets of the Trust upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan in any

         Mortgaged Property or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the assets of the Trust or their ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Mortgage Loan on any computer or other record thereof; the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositors or the Servicer with any warranty or representation made under any Basic document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee, the Custodian or the Servicer or any subservicer taken in the name of the Owner Trustee.

                  (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the
         instructions    of   the    Administrator,    the    Insurer   or   any
         Certificateholder;

                  (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the Note Principal Balance and the interest on the Notes or the Class B-1 Certificate Balance of and interest on the Certificates;

                  (e) the  Owner  Trustee  shall  not be  responsible  for or in respect of any makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Depositors or for the form, character, genuineness, sufficiency, value or validity of any of the assets of the Trust or for or in respect of the validity or sufficiency of the Basic documents, the Underwriting Agreement, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loans or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

                  (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Custodian, the Depositors or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the

         Administration Agreement, the Indenture Trustee under the Indenture, the Custodian under the Custodial Agreement or the Servicer under the Pooling and Servicing Agreement;

                  (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this agreement, the Underwriting Agreement or any Basic Document, at the request, order or direction of any of the Insurer or any of the Certificateholders, unless the Insurer or such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (h) The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or the prepare, execute or file any Securities and Exchange Commission filing or tax return for the Trust or to record this Agreement or any Basic Document.

         SECTION 6.4        Action upon Instruction by Certificateholders.
                            ---------------------------------------------

                  (a) Subject to Section 4.4, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

                  (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this agreement or the Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Insurer and the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the Basic Documents, and as it shall deem to be the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

         SECTION 6.5  Furnishing of  Documents.  The Owner Trustee shall furnish
(a) to the Certificateholders, promptly upon receipt of a written request therefor, duplicate or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents, and (b) to the Insurer, copies of any reports, notices, requests, demands, certificates, financial statements, and any other instruments relating to the Trust, the Certificates or the Notes in the possession of the Owner Trustee, that the Insurer shall request in writing.

         SECTION 6.6 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to the Depositors, for the benefit of the Certificateholders and the Insurer, that:

                  (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                  (b) It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                  (c) The  execution,  delivery  and  performance  by it of this
         Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

                  (d) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar law affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 6.7                Reliance; Advice of Counsel.
                                    ---------------------------

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees
         (including the granting of a power of attorney (x) to officers of __________________ to execute and deliver any Basic Document, Certificate, Note or other documents related thereto on behalf of the Owner Trustee or (y) to the Administrator to execute any tax return of the Trust or any document, report or other instrument to be filed with the Securities and Exchange Commission or any state securities commission or administration) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons.

         SECTION 6.8. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with either Depositor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner and with the same rights as it would have if it were not the Owner Trustee.

         SECTION 6.9 Compensation and Indemnity. (a) The Owner Trustee shall receive from the Depositors as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositors and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositors for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of
Section 8.01 of the Pooling and Servicing Agreement.

                  (b) The Depositors shall be jointly and severally liable as primary obligors for, and shall indemnity the Owner Trustee and its successors, assigns, agents and servants (collectively, the
         "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the assets of the Trust, the administration of the Trust or the action or inaction of the Owner Trustee hereunder, except only that the Depositors shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from the negligence or willful misconduct of the Owner Trustee. The indemnities contained in this Section 6.9 shall survive the resignation of the Owner Trustee, termination of the Trust or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the assets of the Trust immediately after such payment.

         SECTION 6.10               Replacement of Owner Trustee.
                                    -----------------------------

                  (a) The Owner Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Insurer and the Administrator. The Administrator shall appoint a successor Owner Trustee with the consent of the Insurer by delivering written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

                           (i) the Owner  Trustee  shall cease to be eligible in
                  accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

                           (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

                           (iii) a receiver  or other  public  officer  shall be
                  appointed or take charge or control of the Owner Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation; or

                           (iv) the Owner Trustee shall otherwise be legally incapable of acting.

                  (b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Administrator shall promptly appoint a successor Owner Trustee with the consent of the Insurer by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees and other amounts owed to the outgoing Owner Trustee.

                  (c) Any  resignation  or  removal  of the  Owner  Trustee  and appointment of successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Insurer and each of the Rating Agencies.

                  (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting the confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                  (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator (or if the Administrator fails to so notify, the successor Owner Trustee, at the expense of the Administrator) shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders, the Insurer and each of the Rating Agencies.

         SECTION 6.11 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger or consolidation to the Insurer and each of the Rating Agencies.

         SECTION 6.12        Appointment of Co-Trustee or Separate Trustee.
                             ---------------------------------------------

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the assets of the Trust or any Mortgaged Property may at the time be located, the Administrator and the Owner Trustee (with the consent of the Insurer) acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Insurer to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the assets of the Trust, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee (with the consent of the Insurer) shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

                  (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee, and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no  trustee  under  this   Agreement   shall  be
                  personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the  Administrator and the Owner Trustee acting
                  jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; provided, however, that if the Administrator is in default under the Administration Agreement, the Owner Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.


                  (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Insurer.

                  (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least BBB by Standard & Poor's Corporation and at least Baa2 by Moody's Investors Service, Inc. and be acceptable to the Insurer. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         SECTION 6.14 Underwriting Agreement. For purposes of this Article VI, the term "Basic Document" shall be deemed to include the Underwriting Agreement.

                                   ARTICLE VII

                         TERMINATION OF TRUST AGREEMENT

         SECTION 7.1   Termination of Trust Agreement.
                       ------------------------------

                  (a) This Agreement (other than Article VI) and the Trust shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the assets of the Trust in accordance with the terms of the Indenture, the Pooling and Servicing Agreement (including the exercise of the Class B-2 Certificateholder(s) of its option to purchase the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement) and Article V or (ii) at the time provided in
         Section 7.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than a Depositor as described in Section 7.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the assets of the Trust or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except  as  provided  in  Section   7.1(a),   neither  any
         Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Insurer and the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to subsection 10.01 of the Pooling and Servicing Agreement, stating:
         (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final payment; and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2.

                  (d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable law with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Depositors and distributed by the Owner Trustee to the Depositors.

                  (e) Each Certificateholder is required, and hereby agrees, to return to the Owner Trustee, any Certificate with respect to which the Owner Trustee has made the final distribution due thereon. Any such Certificate as to which the Owner Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Owner Trustee.

                  (f) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate or Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

         SECTION 7.2 Dissolution upon Bankruptcy of either Depositor. This Agreement shall be terminated in accordance with Section 7.1 90 days after the occurrence of an Insolvency Event with respect to either Depositor, unless, before the end of such 90 day period, the Owner Trustee shall have received written instructions from (a) each of the Certificateholders (other than the Depositor with respect to which an Insolvency Event has occurred) and (b) each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Mortgage Loans and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to either Depositor: (i) such Depositor shall give the Insurer, the Indenture Trustee, the Rating Agencies and the Owner Trustee written notice of such Insolvency Event; (ii) the Owner Trustee shall, upon the receipt of such written notice from such Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or such Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay in any manner a termination of the Trust pursuant to the first sentence of this Section 7.2. Upon a termination pursuant to this Section 7.2, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be treated as collections on the Mortgage Loans and deposited in the Principal and Interest Account pursuant to Section 4.03 of the Pooling and Servicing Agreement.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 8.1 Amendments Without Consent of Certificateholders or Noteholders. This Agreement may be amended by each Depositor and the Owner Trustee without the consent of any of the Noteholders or the Certificateholders (but with the prior written consent of the Insurer and prior notice to each of the Rating Agencies and the Administrator), to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, (iii) add or supplement any credit enhancement for the benefit of the Noteholders or the Certificateholders (provided that if any such addition shall affect any class of Certificateholders differently than any other class of Certificateholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Certificateholders), (iv) add to the covenants, restrictions or obligations of the Depositors or the Owner Trustee, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the assets of the Trust and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI, and (vi) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

         SECTION 8.2 Amendments With Consent of Certificateholders and Noteholders. This Agreement may be amended from time to by the Depositors and the Owner Trustee with the consent of the Insurer and a Majority in Voting Interest of Outstanding Notes and a Majority in Voting Interest of Class B-1 Certificates (which consent, whether given pursuant to this Section 8.2(b) or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) and the consent of the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Note or Certificate, the Note Interest Rate or the Class B-1 Pass Through Rate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Outstanding Notes and all of the Certificates then outstanding; provided, further, that Annex A hereto may only be amended pursuant to Section 11 thereof. Each Depositor shall furnish written notice to each of the Rating Agencies prior to obtaining consent to any proposed amendment under this Section 8.2.

         SECTION 8.3      Form of Amendments.
                          ------------------

                  (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, each Depositor shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Insurer and each Rating Agency.

                  (b) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  (c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing os such amendment with the Secretary of State.

                  (d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 No Legal Title to Trust Assets. The Certificateholders shall not have legal title to any part of the assets of the Trust. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the assets of the Trust shall operate to terminate This Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the assets of the Trust.

         SECTION 9.2 Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Insurer, the Owner Trustee, the Depositors, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the assets of the Trust or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 9.3       Notices.
                           -------

                  (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Servicers, _____________________________________________, Attention: _________
         _______________, or such other addresses as may hereafter be furnished to the Certificateholders and the Noteholders in writing by the Servicers, (ii) in the case of each Depositor, c/o AMRESCO Residential
         Mortgage                Corporation,                ___________________
         ______________________________,        Attention:       _______________
         _______________, or such other addresses as may hereafter be furnished to the Certificateholders and the Noteholders in writing by such Depositor, (iii) Owner Trustee, _______________, Attention: AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__- __, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (vi) in the case of the Indenture Trustee, _____________,
         Attention: AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__, (v) in the case of the Noteholders, as set forth in the Note Register, (vi) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring Group, (vii) in the case of S&P, 26 Broadway, New York, New York 10004, Attention:
         __________,     (viii)     in    the     case    of    the     Insurer,
         _____________________________________________,         _______________,
         _______________,  _______________  _______________ , Attention: AMRESCO
         Residential  Securities  Corporation  Mortgage Loan Trust  199__-__ and
         (ix)
         in the case of the Account Party, at the address specified by such Account Party. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders or Noteholders shall be effective upon mailing or personal delivery.

                  (b) Any notice required or permitted to be given to a Certificateholder or Noteholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as the case may be. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 9.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         SECTION 9.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 9.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositors, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 9.7 No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Trust (or the Owner Trustee on behalf of the Trust), each Certificateholder or Certificate Owner, the Indenture Trustee and each Noteholder or Note Owner shall not acquiesce, petition or otherwise invoke or cause any Depositor or the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against such Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Depositor or the Trust.

         SECTION 9.8 No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositors, the Servicer, the Representative, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

         SECTION 9.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 9.10 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 9.11 Certificate Transfer Restrictions. Neither the Class B-1 Certificates nor the Class B-2 Certificates may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding Certificate, the Holder thereof and the Certificate Owner shall each be deemed to have represented and warranted that it is not a Benefit Plan and, if requested in writing to do os by the Depositors, with a copy to the Certificate Registrar and the Owner Trustee, the Certificateholder and the Certificate Owner shall execute and deliver to the Certificate Registrar an Undertaking Letter in the form set forth in Exhibit D. The Class B-1 Certificates are also subject to the minimum denomination specified in Section 3.4(c).

         SECTION 9.12 The Insurer. Any right conferred to the Issuer hereunder shall be suspended during any period in which the Insurer is in default in its payment obligations under the Insurance Policy, and its rights hereunder during such period shall vest in the Majority in Voting Interest of the Class B-1 Certificates. The Servicer shall give the Owner Trustee notice of such event. At such time as the Notes are no longer outstanding under the Indenture and the Class B-1 Certificates are no longer outstanding hereunder, and no amounts owned to the Insurer under any Basic Document remain unpaid, the Insurer's rights hereunder shall terminate. The Insurer is an intended third party beneficiary of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                      ____________________,
                                      as Owner Trustee

                                      By:_____________________________
                                       Name:
                                       Title:

                                      DEPOSITORS
                                      __________


                                      AMRESCO RESIDENTIAL SECURITIES CORPORATION

                                      By:_____________________________
                                       Name:
                                       Title:

                                      AMRESCO RESIDENTIAL MORTGAGE CORPORATION

                                      By:_____________________________
                                       Name:
                                       Title

                                      Acknowledged and Accepted:

                                      _____________________________
                                      as Servicer


                                      By:_____________________________
                                       Name:
                                       Title:

                                      _____________________________
                                      as Administrator

                                      By:_____________________________
                                       Name:
                                       Title:

                                    EXHIBIT B



                             CERTIFICATE OF TRUST OF
     AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__
     -----------------------------------------------------------------------

THIS Certificate of Trust of AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust") dated as of ___________________ 1, 199__, is being duly executed and filed by _______________, a ______________, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss.3801 et seq.).

1. Name.  The name of the  business  trust  formed  hereby is
AMRESCO  Residential   Securities  Corporation  Mortgage  Loan  Trust  199__-__.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is _________________________________, Attention:
__________________.

3. This Certificate of Trust shall be effective as of its filing. IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


_____________,
not in its individual capacity
but solely as Owner Trustee



By:_____________________________
   Name:
   Title: